NOTICE OF GUARANTEED DELIVERY
FOR
TENDER OF SHARES OF COMMON STOCK OF

ABERDEEN CHILE FUND, INC.

Pursuant to the Offer to Purchase
Dated April 30, 2010

This form, or one substantially equivalent hereto, must be used to accept the Offer (as defined below) if a shareholder's certificates representing shares of common stock, par value $0.001 per share (the "Shares") of Aberdeen Chile Fund, Inc. (the "Fund"), are not immediately available, if the procedure for book-entry transfer cannot be completed on a timely basis, or if time will not permit the Letter of Transmittal and other required documents to be received by Computershare Trust Company, N.A. (the "Depositary") on or before the Expiration Date of the Offer. The "Expiration Date" of the Offer is 11:59 p.m., Eastern time on May 28, 2010, unless the Fund, in its sole discretion, extends the period during which the Offer is open, in which case "Expiration Date" shall mean the time and date the Offer, as so extended by the Fund, shall expire. This form may be delivered by overnight courier or transmitted by facsimile transmission or mail to the Depositary at the appropriate address set forth below and must be received by the Depositary on or before the Expiration Date. See Section 4, "Procedures for Tendering Shares for Purchase" of the Offer to Purchase dated April 30, 2010 (the "Offer to Purchase").

The Depositary for the Offer is:

Computershare Trust Company, N.A.

By Certified Mail:	By Overnight Delivery:

Computershare Trust Company, N.A. P.O. Box 43011 Providence, RI 02940-3011 Attn: Corporate Actions	Computershare Trust Company, N.A. 250 Royall Street Suite V Canton, MA 02021 Attn: Corporate Actions

By Facsimile:
617-360-6810

Confirm Facsimile Transmission:
781-575-2332

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS
OTHER THAN THOSE SHOWN ABOVE DOES NOT
CONSTITUTE A VALID DELIVERY

Ladies and Gentlemen:

The undersigned hereby tenders to Aberdeen Chile Fund, Inc. (the "Fund"), upon the terms and subject to the conditions set forth in its Offer to Purchase, dated April 30, 2010 and the related Letter of Transmittal (which, together with the Offer to Purchase and any amendments or supplements thereto, collectively constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares specified below and all Shares that may be held in the name(s) of the registered holder(s) by the Fund's transfer agent pursuant to the dividend reinvestment plan pursuant to the guaranteed delivery procedures set forth in Section 4, "Procedures for Tendering Shares for Purchase" of the Offer to Purchase.

Number of Shares Tendered: _______________________________________________________________

Certificate Nos. (if available):

_______________________________________________________________________________________

_______________________________________________________________________________________

Name(s) of Record Holder(s):

_______________________________________________________________________________________

_______________________________________________________________________________________

Address(es):

_______________________________________________________________________________________

City	State	Zip Code

Area Code and Telephone Number:

_______________________________________________________________________________________
If Shares will be tendered by book-entry transfer to The Depository Trust Company, please check box:

☐      The Depository Trust Company

Account Number:

_______________________________________________________________________________________

Taxpayer Identification (Social Security) Number:

_______________________________________________________________________________________

The undersigned also tenders all uncertificated Shares that may be held in the name(s) of the registered holder(s) by the Fund's transfer agent pursuant to the Fund's dividend reinvestment plan:

☐      Yes       ☐      No

(Note: If neither of these boxes is checked, any such uncertificated Shares will NOT be tendered.)

Dated: _________________ , 2010	______________________________________________

______________________________________________

Signature(s)

YOU MUST PROVIDE THE INFORMATION REQUESTED ABOVE. FAILURE TO FURNISH THE INFORMATION REQUESTED REGARDING ACCOUNT INFORMATION WILL RESULT IN AN INCOMPLETE PURCHASE REQUEST AND THE FUND WILL NOT BE ABLE TO PURCHASE YOUR SHARES.

GUARANTEE

The undersigned, a member firm of a registered national securities exchange, a member of the Financial Industry Regulatory Authority, or a commercial bank or trust company having an office, branch, or agency in the United States, hereby (a) guarantees to deliver to the Depositary certificates representing the Shares tendered hereby, in proper form for transfer (or tender shares pursuant to the procedure for book-entry transfer) into the Depositary's account at The Depository Trust Company, together with (i) a properly completed and duly executed Letter of Transmittal with any required signature guarantees and (ii) other required documents, within three trading days of the NYSE Amex after the Expiration Date of the Offer, and (b) represents that such tender of Shares complies with Rule 14e-4 under the Securities Exchange Act of 1934, as amended.

Name of Firm: _______________________________	____________________________________________

(Please Print)	(Authorized Signature)

Address: ____________________________________	Name: ______________________________________

(Please Print)

____________________________________________	Title: _______________________________________

(Include Zip Code)

Area Code and Tel. No. _________________________	Dated: ______________________________________

DO NOT SEND SHARE CERTIFICATES WITH THIS FORM. YOUR SHARE
CERTIFICATES MUST BE SENT WITH THE LETTER OF TRANSMITTAL.